Exhibit 3.4

AMERICAN SEAFOODS CORPORATION

BY-LAWS

As adopted on             , 2004

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of American Seafoods Corporation, a Delaware corporation (the “Corporation”), for the election of directors (each a “Director”) to the board of directors of the Corporation (the “Board of Directors”) and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware and on such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02. Special Meetings. Special meetings of the stockholders may be called (a) by any Director or by the Secretary in either case pursuant to a resolution approved by a majority of the entire Board of Directors or (b) by any Director or by the Secretary following the request of stockholders holding a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at a general meeting of the shareholders of the Corporation. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Any power of the stockholders of the Corporation to call a special meeting other than pursuant to this Section 1.02 is specifically denied.

Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list.

Amended and Restated By-Laws

American Seafoods Corporation

For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Such further notice shall be given as may be required by law.

A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice, whether provided before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.04. Quorum. Except as otherwise required by law or by the certificate of incorporation of the Corporation, as amended, restated or supplemented from time to time (the “Certificate of Incorporation”), the presence in person or by proxy of the holders of record of one-third of the voting power of the outstanding shares of capital stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.05. Voting.

(a) Subject to the terms of the Certificate of Incorporation, including the rights of the holders of any series of preferred stock of the Corporation (the

Amended and Restated By-Laws

American Seafoods Corporation

“Preferred Stock”), and to any provisions contained in the Board Ownership Policies (as defined in the Certificate of Incorporation), every holder of record of shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on the date fixed pursuant to Section 5.05 of these By-Laws as the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting.

(b) Subject to the terms of the Certificate of Incorporation, including the rights of the holders of the Preferred Stock, and to any provisions contained in the Board Ownership Policies, at any meeting of the stockholders convened for the purpose of electing Directors, each holder of capital stock shall be entitled to vote a number of shares equal to the number of shares of capital stock entitled to vote in such election held by such holder multiplied by the number of Directors to be elected by all of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock (each as defined in the Certificate of Incorporation); these votes may be divided among the total number of Directors to be elected by such holders or distributed among any lesser number, in such proportion as the holder may desire. The election of directors shall be by a plurality of the votes cast, and the directorships to be so elected shall be filled by the nominees receiving the greatest number of votes cast.

(c) All other elections and questions presented to the stockholders at a meeting at which a quorum is present, except as otherwise required by law or by the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, shall be decided by the affirmative vote of a majority of the voting power of the shares represented in person or by proxy at any meeting and entitled to vote thereon, voting as a single class.

Section 1.06. [Intentionally Left Blank].

Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the presiding officer shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Amended and Restated By-Laws

American Seafoods Corporation

Section 1.08. Proxies. Subject to the provisions of the Certificate of Incorporation, any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or such stockholder’s authorized officer, director, employee, trustee or agent, or by causing such signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, data and voice telephonic communication, computer network, e-mail or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm, a proxy support service organization or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram, data and voice telephonic communication, computer network, e-mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder. If it is determined that such electronic transmission is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.09. Organization; Procedure. (a) At every meeting of stockholders the presiding officer shall be the Chairman or, in the event of the Chairman’s absence or disability, the Chief Executive Officer, or in the event of the Chief Executive Officer’s absence or the failure of the Chief Executive Officer to designate an officer for such purpose, any officer or director chosen by resolution of the Board of Directors. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the presiding officer. The Secretary, or in the event of the Secretary’s absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.

(b) Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the right

Amended and Restated By-Laws

American Seafoods Corporation

and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, but are not limited to, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. Unless otherwise provided in the Certificate of Incorporation and except for vacancies filled pursuant to Section 2.12 hereof, Directors shall be elected by the stockholders of the Corporation at the annual meeting of the stockholders and shall hold office until the next succeeding annual meeting of the stockholders of the Corporation and such time as their successors are elected and qualified.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or the Nominating and Governance Committee acting pursuant to these By-Laws, (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and the notice procedures set forth in clause (ii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (C) pursuant to the Corporation’s notice of meeting (or any supplement thereto).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph (a)(i) of this Section

Amended and Restated By-Laws

American Seafoods Corporation

1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business other than nominations of persons for election to the Board of Directors must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered or mailed to the Secretary at the principal executive offices of the Corporation and received not less than 90, nor more than 120, calendar days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder must be so received not earlier than 120 calendar days and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made by the Corporation or notice of such meeting is given. In no event shall an adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of stockholders’ notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Corporation, the language of the proposed amendment; (C) any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made and, in case of nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder; (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business; (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (F) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as it appears on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If such stockholder does not appear or send a

Amended and Restated By-Laws

American Seafoods Corporation

qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding officer of any annual meeting of stockholders shall refuse to permit any business proposed by a stockholder to be brought before such annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (E) above. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.10 to the contrary, in the event that the number of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 1.02 of these By-Laws shall be conducted at such meeting. Directors shall not be elected at any special meeting of the stockholders.

(c) General. (i) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s representation as required by clause (a)(2)(E)) of this Section 1.10) and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or

Amended and Restated By-Laws

American Seafoods Corporation

nomination shall be disregarded or that such proposed business will not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or business, or at a special meeting of stockholders of the Corporation to present business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Section 1.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of Preferred Stock, if any, to elect Directors if so provided under the Certificate of Incorporation or any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors may, and shall if required by law, appoint one or more persons to act as inspectors of elections, who may be employees of the Corporation, to act at any meeting or any adjournment thereof and to make a written report thereof, provided that, if two or more Directors have nominated one or more alternative candidates pursuant to Section 2.01 hereof, the inspector(s) of elections shall be independent persons who are mutually acceptable to a majority of the Nominating and Governance Committee and to the Directors who have proposed the alternate candidate(s) or, in the absence of agreement, to the fullest extent permitted by law, by the Court of Chancery. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

(a) ascertain the number of shares outstanding and the voting power of each;

Amended and Restated By-Laws

American Seafoods Corporation

(b) determine the shares represented at a meeting and the validity of proxies and ballots;

(c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

(d) count all votes and ballots;

(e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(f) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to clause (f) of this Section 1.11 shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable.

Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for the matters to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.13. Confidential Voting. (a) Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the inspectors of election unless (i) there is an opposing solicitation (including the submission of an alternate

Amended and Restated By-Laws

American Seafoods Corporation

candidate by two or more Directors pursuant to Section 2.01 hereof) with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure in relation to such stockholder’s vote, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

(b) The inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-Law and instructed to comply herewith.

(c) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.13.

Section 1.14. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers; Membership Policies.

(a) Except as may otherwise be provided by law or by the Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. The Board of Directors may adopt from time to time such policies regarding membership to the Board of Directors as it may deem to be necessary in order to comply with the Foreign Ownership Rules (as defined in the Certificate of Incorporation).

(b) Unless otherwise provided in the Certificate of Incorporation, these By-Laws or by applicable law, the Board of Directors shall nominate persons annually for election to the Board of Directors as follows:

(i)	At least 60 days prior to the filing of a proxy statement by the Corporation on Form 14-A with the Securities Exchange Commission, the Nominating and Governance Committee shall conduct a review of the performance of all Directors, other than those elected by the holders of Preferred Stock, and at least 45 days prior to such filing, it shall propose a slate of nominees to be included in such proxy statement.

Amended and Restated By-Laws

American Seafoods Corporation

(ii)	If any two Directors (whether or not then serving on the Nominating and Governance Committee) oppose any nominee included in the slate of nominees proposed by the Nominating and Governance Committee, such Directors may designate an alternate nominee for each designated nominee opposed not less than 30 days prior to the filing of a proxy statement by the Corporation on Form 14-A with the Securities Exchange Commission, provided that such alternate nominee satisfies applicable independence requirements and is not otherwise an employee of or Affiliated (as defined in the Certificate of Incorporation) with any holders of Preferred Stock.

(iii)	The Corporation will include disclosure regarding such alternate nominees, together with the nominees designated by the Nominating and Governance Committee, in its proxy statement on Form 14-A filed with the Securities Exchange Commission and all of such nominees will be submitted for election by the stockholders of the Corporation. In the event of alternate nominees, all nominees shall be presented with comparable and non-distinguishing disclosure and no nominees shall be referred to as the nominee of the Nominating and Governance Committee or the nominee of the Board of Directors or similar language intending to convey a preferential status of such nominee. The Corporation shall be responsible for all reasonable and ordinary expenses related to the nomination of, and the solicitation of proxies on behalf of, nominees proposed by any two Directors.

(c) Notwithstanding anything else to the contrary contained in these By-Laws, at all times, no more than a minority of the number of Directors necessary to constitute a quorum of the Board of Directors of the Corporation may be Non-U.S. Citizens (as defined in the Board Ownership Policies).

Section 2.02. Number of Directors. Subject to the rights of the holders of Series A, B and C Preferred (as defined in the Certificate of Incorporation) and the holders of any other series of Preferred Stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but the Board of Directors shall at no time consist of fewer than five (5) Directors plus the number of directors that holders of Series A, B, and C Preferred are entitled to elect, but at no point more than nine (9) Directors.

Section 2.03. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such

Amended and Restated By-Laws

American Seafoods Corporation

other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the stockholders. The Board of Directors from time to time may by resolution provide for the holding of regular meetings for the conduct of any specific business (including the declaration of dividends) and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. All annual and regular meetings of the Board of Directors, and any change of the time or place of any regular meeting, may be called or made on twenty-four (24) hours’ notice, if notice is given to each Director personally or by telephone, or on five (5) days’ notice, if notice is mailed to each Director, addressed or transmitted to him or her at such Director’s usual place of business or other designated location. Except as described in the following sentence, no business of the Corporation (other than the business described in the resolution establishing the regular meetings) may be transacted at any regular meeting except as set forth in reasonable detail in a written agenda accompanying the notice of any such meeting and provided to all Directors. Notwithstanding the foregoing, any matter not set forth in the agenda or described in the resolution establishing the regular meetings, other than a matter that must be approved by the holders of a majority of the Directors elected by the holders of the Series A, B, and C Preferred, may be presented at any duly convened regular meeting, provided that it may only be acted upon (i) at least twenty-four (24) hours after the time such matter was presented, or (ii) at such meeting, if all Directors waive the twenty-four hour requirement (which waivers shall be recorded in the minutes of the meeting). Notice of any annual or regular meeting need not be given to any Director who attends such meeting and orally or in writing waives the lack of notice to him or her prior to or at the commencement of such meeting (which waivers shall be recorded in the minutes of the meeting), or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.04. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called (a) by the Secretary pursuant to a resolution approved by a majority of the Board of Directors or (b) by written notice executed by any three Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours’ notice, if notice is given to each Director personally or by telephone, or on five (5) days’ notice, if notice is mailed to each Director, addressed or transmitted to him or her at such Director’s usual place of business or other designated location. Except as described in the following sentence, no business of the Corporation may be transacted at any special meeting except as set forth in reasonable detail in a written agenda accompanying the notice of any such meeting and provided to all Directors. Notwithstanding the foregoing, any matter not set forth in the agenda, other than a matter that must be approved by a majority of the Directors elected by the holders of the Series A, B, and C Preferred, may be presented at any duly convened special meeting, provided that it may only be acted upon (i) at least twenty-four (24) hours after the time such matter was presented, or (ii) at such meeting, if all Directors waive the twenty-four hour requirement (which waivers shall be recorded in the minutes of the meeting). Notice of any special meeting shall be

Amended and Restated By-Laws

American Seafoods Corporation

deemed to have been waived by any Director who attends such meeting and orally or in writing waives the lack of notice to him or her, prior to or at the commencement of such meeting (which waivers shall be recorded in the minutes of the meeting), or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then serving on the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law or as provided in the Certificate of Incorporation or these By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, provided, that with respect to any matter that requires the approval or consent of a majority of the Directors elected by the holders of Series A, B and C Preferred, the failure of any such Director to be present at the meeting shall constitute a vote against the adoption of such matter but such Director shall not be deemed present for Quorum purposes.

Section 2.06. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.04 of these By-Laws shall be given to each Director.

Section 2.07. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.

Section 2.08. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.09. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.10. Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation,

Amended and Restated By-Laws

American Seafoods Corporation

signed by such Director, to the Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any Director who resigns from the Audit Committee, Nominating and Governance Committee or Compensation Committee pursuant to Section 3.06 shall be deemed also to have resigned from the Board of Directors.

Section 2.11. Removal of Directors. Subject to the rights of the holders of the Series A, B and C Preferred to elect and remove Directors as provided in the Certificate of Incorporation and of the holders of any series of Preferred Stock, if any, to elect and remove additional Directors under specified circumstances, the holders of a majority in voting power of the shares then entitled to vote at an election of Directors may remove any Director or the entire Board of Directors with or without cause unless (in the case of a vote to remove less than the entire Board of Directors) the votes cast against any such Director’s removal would be sufficient to elect such Director in an election of the entire Board of Directors pursuant to the Certificate of Incorporation, in which case such Director may be removed only for cause by a vote of the holders of a majority in voting power of the shares then entitled to vote at an election of Directors.

Section 2.12. Vacancies and Newly Created Directorships. Subject to the rights of the holders of the Series A, B and C Preferred to elect and remove Directors as provided in the Certificate of Incorporation and to the rights of the holders of any class or series of Preferred Stock, if any, to elect or remove additional Directors under specified circumstances, and except as provided in Section 2.11, if any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased within the limitations of Section 2.02 hereof, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by the Nominating and Governance Committee provided that no more than two Directors (whether or not then serving on the Nominating and Governance Committee) oppose such nominee. If two or more Directors oppose the nominee, the directorship shall remain vacant and shall be filled pursuant to Section 2.01 at the next annual meeting of stockholders by a plurality of the votes cast at a meeting of stockholders as provided by Section 1.05(b), provided, that to the extent it is necessary to fill the vacancy to satisfy the requirements of applicable law or the rules of any stock exchange upon which the securities of the Corporation are listed or traded, the Nominating and Governance Committee shall fill the vacancy notwithstanding the objection of the two Directors. Any Director elected to fill a vacancy pursuant to the proviso in the preceding sentence shall not sit on any standing or temporary committee of the Board of Directors until he or she is elected at an annual meeting of stockholders, unless it is otherwise necessary to satisfy the requirements of applicable law or the rules of any stock exchange upon which the securities of the Corporation are listed or traded. Any Director otherwise elected to fill a vacancy pursuant to this Section 2.12 shall have all rights and obligations of any other Director as provided in the Certificate of Incorporation and these By-Laws. A Director elected to fill a vacancy or a newly created directorship shall hold office until such Director’s successor has been elected and qualified or until such Director’s earlier death, resignation or removal.

Amended and Restated By-Laws

American Seafoods Corporation

Section 2.13. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

Section 2.14. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.15. Observer Rights.

(a) A Director elected by a holder of Series A, B, or C Preferred shall have the right to appoint a non-voting, non-participating observer to attend any meeting of the Board of Directors which that Director does not attend; provided that such observer may not be a competitor of the Corporation (or employed by or Affiliated with a competitor) and shall agree to keep confidential all non-public information regarding the Corporation received by such observer in such capacity. The Corporation will provide such observer with notice of all meetings of the Board of Directors and copies of all materials provided to members thereof, in each case not later than the same is provided to such members or as soon as practicable after the Corporation has been advised of appointment of the observer. An observer shall follow the practices generally followed by directors in deciding whether or not to participate in discussions in which a holder of preferred stock, an affiliate of such holder, or the observer has an interest, and in other circumstances where a director would be expected to recuse him or herself.

(b) Following the redemption of all of the shares of Series A, B and C Preferred held by any Principal Holder as provided in the Certificate of Incorporation, such Principal Holder shall have the right until the earlier of the third anniversary of the closing of the initial public offering of the Corporation, or such time as such Principal Holder fails to Beneficially Own Registrable Securities, Class B Common Stock, and/or ASLP Units or Holdings Notes and Class A Holdings Units, as the case may be, with an aggregate Market Price of at least $15 million, to appoint a non-voting, non-participating observer to attend any meeting of the Board of Directors; provided that such observer may not be a competitor of the Corporation (or employed by or Affiliated with a competitor) and shall agree to keep confidential all non-public information regarding the

Amended and Restated By-Laws

American Seafoods Corporation

Corporation received by such observer in such capacity. The Corporation will provide such observer with notice of all meetings of the Board of Directors and copies of all materials provided to members thereof, in each case not later than the same is provided to such members or as soon as practicable after the Corporation has been advised of appointment of the observer. Capitalized terms used in this Section 2.15(b) without definition herein shall have the meanings ascribed thereto in the Certificate of Incorporation or in the Exchange and Registration Rights Agreement (as defined in the Certificate of Incorporation), as applicable.

ARTICLE III

BOARD COMMITTEES

Section 3.01. How Constituted. Subject to the requirements of the Exchange Act, the rules of any stock exchange on which the securities of the Corporation are listed or traded and the rights of the Series A, B and C Preferred as provided in the Certificate of Incorporation, the Board of Directors shall designate an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each such Committee consisting of such Directors as provided in the Certificate of Incorporation. Subject to the terms of the Certificate of Incorporation, the Board of Directors may designate one or more non-standing special purpose committees consisting of such Directors (and in such number) as determined by the Board of Directors. Each member of any Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.02. Powers. Except as otherwise may be provided herein, in the Certificate of Incorporation or in any resolution of the Board of Directors or as may be required by the Exchange Act or by the rules of any stock exchange upon which the securities of the Corporation are listed or traded:

(a) Audit Committee. The Audit Committee shall have and may exercise the powers and authority of the Board of Directors:

(i)	to monitor the Corporation’s financial reporting process and internal control system;

(ii)	to appoint and replace the Corporation’s independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work;

(iii)	to oversee the performance of the Corporation’s internal audit function; and

Amended and Restated By-Laws

American Seafoods Corporation

(iv)	to oversee the Corporation’s compliance with legal, ethical and regulatory matters.

(b) Compensation Committee. The Compensation Committee shall have and may exercise the powers and authority of the Board of Directors with respect to compensation, benefits and personnel administration of the employees of the Corporation:

(i)	to oversee the development and implementation of the compensation policies, strategies, plans and programs for the Corporation’s principal employees and outside directors and disclosure relating to these matters;

(ii)	to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Corporation and its subsidiaries; and

(iii)	to oversee the selection of officers, management succession planning, performance of individual executives and related matters.

(c) Nominating and Governance Committee. The Nominating and Governance Committee shall have and may exercise the powers and authority of the Board of Directors:

(i)	to establish criteria for board and committee membership and recommend to the Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors and to fill vacancies in the Board of Directors and Committees, in each case in accordance with the provisions set forth in the Certificate of Incorporation and in these By-Laws;

(ii)	to make recommendations regarding proposals submitted by shareholders of the Corporation; and

(iii)	to make recommendations to the Board of Directors regarding corporate governance matters and practices.

(d) Other Committees. Each special purpose Committee, except as otherwise provided in this section or the Certificate of Incorporation, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors.

Amended and Restated By-Laws

American Seafoods Corporation

(e) Limitations on Committee Authority. None of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, or any such other Committee shall have the power or authority:

(i)	to approve, adopt or recommend to the stockholders any action or matter expressly required by applicable law, the Certificate of Incorporation or the rules of any exchange on which the shares of the Corporation are traded to be submitted to stockholders including holders of Preferred Stock for approval; or

(ii)	to adopt, amend or repeal the By-Laws of the Corporation.

Any Committee may be granted by the Board of Directors the power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.03. Proceedings. Each Committee may, subject to approval of the Board of Directors, adopt a charter specifying its scope of responsibility and may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings. Any member of the Board of Directors shall have the right to attend any meeting of any committee of the Board of Directors (in a non-voting capacity), subject to the Exchange Act and the rules of any stock exchange upon which the securities of the Corporation are listed or traded (except that the Chief Executive Officer of the Corporation, if then a Director, shall not be entitled to attend any meeting of the Compensation Committee of the Board of Directors at which such officer’s compensation is being discussed).

Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such

Amended and Restated By-Laws

American Seafoods Corporation

Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, which may be by electronic transmission, signed by such member (or otherwise transmitted by such member), to the Chairman or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any Director who resigns from the Audit Committee, Nominating and Governance Committee or Compensation Committee pursuant to this Section 3.06 shall be deemed also to have resigned from the Board of Directors.

Section 3.07. Removal. Subject to the terms of the Certificate of Incorporation, any member of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors. Subject to the terms of the Certificate of Incorporation, any member of the Audit Committee, Nominating and Governance Committee or Compensation Committee may be removed from his or her position as a member of such Committee only in connection with the concurrent removal of such individual as a member of the Board of Directors.

Section 3.08. Vacancies. If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors or the Nominating and Governance Committee only in accordance with the procedures set forth in the Certificate of Incorporation and Section 2.12 of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, Chief Executive Officer, the President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer and a General Counsel. The Board of Directors may appoint such other officers as it may deem appropriate, provided that officers of the rank of Vice President and below may be appointed by the Compensation Committee. Such other officers shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, Chief Executive Officer or the President. Any number of offices may be held by the same person.

Amended and Restated By-Laws

American Seafoods Corporation

Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such meeting, officers may be elected at any regular or special meeting of the Board of Directors. Officers of the rank of Vice President and below may be elected by the Compensation Committee. Each officer shall hold office until such officer’s successor has been elected and qualified, or until such officer’s earlier death, resignation or removal.

Section 4.03. Salaries. Except as otherwise provided by Section 3.02 hereof, the salaries of all officers (as determined by the Board of Directors) of the Corporation shall be fixed by the Compensation Committee.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, all of which shall be subject to such limitations as the Board of Directors may from time to time prescribe.

Section 4.06. The Chairman. The Directors shall elect from among the members of the Board of Directors a Chairman, who shall be a U.S. Citizen but need not be an executive officer of the Corporation. The Chairman shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board of Directors. The Chairman or another Director designated by the Board of Directors shall preside over all meetings of the Stockholders and the Board of Directors.

Section 4.07. The Chief Executive Officer. Subject to the limitations established by the Board of Directors, the Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be a U.S. Citizen. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He

Amended and Restated By-Laws

American Seafoods Corporation

or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and together with the Secretary, or any Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform the above duties such other duties and have such other powers, and shall be subject to such limitations, as the Board of Directors or the Chairman may from time to time prescribe.

Section 4.08. The President. The President, subject to the authority of the Chief Executive Officer (if the President is not the Chief Executive Officer) and the Board of Directors, shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation, to the extent prescribed by the Chief Executive Officer. The President shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments and perform such other duties and have such other powers as the Board of Directors or (if the President is not the Chief Executive Officer) the Chief Executive Officer may from time to time prescribe. If the President is the Chief Executive Officer of the Corporation, the President shall be a U.S. Citizen.

Section 4.09. Absence or Disability of the Chief Executive Officer. In the event of the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability to act, the officer, if any, designated by resolution of the Board of Directors (or in the event there is more than one such designated officer, then in the order of designation) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers and be subject to all the restrictions of the Chief Executive Officer. Any such officer or officers acting in the absence or inability to act of the Chief Executive Officer shall be U.S. Citizens.

Section 4.10. Vice Presidents. The Vice Presidents shall have such designations and shall perform such other duties and have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

Section 4.11. The Secretary. The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors, and shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to instruments when appropriate. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Amended and Restated By-Laws

American Seafoods Corporation

Section 4.12. The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the financial affairs of the Corporation and shall keep or cause to be kept correct records of the business and transactions of the Corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are normally incident to the office of chief financial officer and as may be prescribed by the Board of Directors, the Audit Committee, the Chief Executive Officer or the President.

Section 4.13. The Treasurer. The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation, and shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation. The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 4.14. The General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and exercise such other powers as are normally incident to the office of general counsel and as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 4.15. Additional Officers. The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause, but such removal shall be without prejudice to the contractual rights of such subordinate officer or agent, if any, with the Corporation.

Section 4.16. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer’s, agent’s or employee’s duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

Amended and Restated By-Laws

American Seafoods Corporation

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation may be either represented by certificates or uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any resolution of the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (i) by the Chairman, the President or a Vice President, and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate representing Shares of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof

Amended and Restated By-Laws

American Seafoods Corporation

a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. For so long as required by the rules of any exchange upon which the securities of the Corporation may be listed or traded, the Corporation shall not close, and shall not permit to be closed, the transfer books on which transfers of such securities are recorded.

Section 5.05. Record Date. (a) Stockholders Meetings. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06. Registered Stockholders. To the fullest extent permitted by law, prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate (subject at all times to the provisions of the Certificate of Incorporation concerning Prohibited Owners), and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer

Amended and Restated By-Laws

American Seafoods Corporation

if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

Section 5.08. Issuance of Class A Common Stock. For so long as the IDSs (as defined in the Certificate of Incorporation) are then outstanding: the Corporation shall not issue any Class A Common Stock (as defined in the Certificate of Incorporation), or securities that by their terms are convertible into or exchangeable for Class A Common Stock, unless prior to such issuance (or prior to the earliest possible time of any conversion or exchange) the Corporation registers a corresponding number of IDSs under the Securities Act of 1933, as amended.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (each a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a Director, officer employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, judgments, fines and amounts paid in settlement and advance expenses (including attorneys’ fees), in each case actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or

Amended and Restated By-Laws

American Seafoods Corporation

settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02. Determination that Indemnification is Proper. Unless ordered by a court, no indemnification of a present or former Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation if a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof.

Section 6.03. Advance Payment of Expenses. To the fullest extent permitted by applicable law, expenses (including attorneys’ fees) incurred by a present or former Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The Board of Directors may authorize the Corporation’s counsel to represent such Director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.04. Procedure for Indemnification of Directors and Officers. Any indemnification (following the final disposition of such action, suit or proceeding) of a Director or officer of the Corporation under Section 6.01, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation

Amended and Restated By-Laws

American Seafoods Corporation

fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.03 of these By-Laws where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.05. Survival; Preservation of Other Rights. The foregoing indemnification and advancement provisions shall be deemed to be a contract between the Corporation and each Director or officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director or officer.

The indemnification and advancement provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and, once an event has occurred with respect to which a Director or Officer is or may be entitled to indemnification under this Article, such entitlement shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or

Amended and Restated By-Laws

American Seafoods Corporation

officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other entity against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI; provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

Section 6.07. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 9 East Loockerman Street in the City of Dover, 19901, County of Kent.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements

Amended and Restated By-Laws

American Seafoods Corporation

presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03. Execution of Instruments. The Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04. Corporate Indebtedness for Borrowed Money. No loan for borrowed money shall be contracted on behalf of the Corporation, and no evidence of indebtedness for borrowed money shall be issued in its name, unless authorized by the Board of Directors, or, if in an aggregate amount of $1,000,000 or less or a borrowing on a facility previously approved by the Board of Directors, by the Chief Executive Officer, the President, the Chief Financial Officer any Vice President, the Secretary or the Treasurer. Such authorization may be general or confined to specific instances. Loans for borrowed money so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or other evidences of indebtedness for borrowed money of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness for borrowed money of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation. For the avoidance of doubt, this Section 8.04 shall in no event apply to any trade or similar credit incurred by the Corporation.

Amended and Restated By-Laws

American Seafoods Corporation

Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the Treasurer or the Chief Financial Officer or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer, the Treasurer or the Chief Financial Officer to make such determination.

Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or, with respect to amounts in the aggregate of $1,000,000 or less, by the Chief Executive Officer, the President, the Chief Financial Officer any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal (if required), any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment. For the avoidance of doubt, this Section 8.07 shall not be deemed to apply to the issuance by the Corporation of its capital stock or securities convertible into Capital Stock, which may be authorized only by a resolution duly adopted by the Board of Directors.

Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Amended and Restated By-Laws

American Seafoods Corporation

Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.11. Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors or the Audit Committee.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01. Amendment. Subject to the provisions of this Section 9.01 and the Certificate of Incorporation and any Preferred Stock Certificate of Designations, these By-Laws (including this Article IX) may be amended, altered or repealed:

(a) by resolution adopted by a majority of the Board of Directors (other than the provisions of Sections 1.02, 1.14, 2.11 hereof and this Section 9.01) at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, that so long as the holder of Series A Preferred (as defined in the Certificate of Incorporation) is entitled to elect two Directors to the Board of Directors, the affirmative vote or written consent of a majority of the members of the Board of Directors then elected by the holders of the Series A, B and C Preferred shall be required to amend Sections 1.05, 1.10, 1.11, 2.01, 2.02, 2.03, 2.04, 2.05, 2.12, 3.01, 3.02, 3.07, 3.08, 4.07, 4.08, 8.04, 8.07, or the proviso of this Section 9.01(a); or

(b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, together with any required approval otherwise set forth in the Certificate of Incorporation and any Preferred Stock Certificate of Designations if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, that as long as the holder of Series A Preferred is entitled to elect two Directors to the Board of Directors, the affirmative vote of such holder, voting as a separate class, shall be required to amend Sections 1.05, 1.10, 1.11, 2.01, 2.02, 2.03, 2.04, 2.05, 2.12, 3.01, 3.02, 3.07, 3.08, 4.07, 4.08, 8.04, 8.07, or the proviso of this Section 9.01(b).

Amended and Restated By-Laws

American Seafoods Corporation

ARTICLE X

CONSTRUCTION

Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

Amended and Restated By-Laws

American Seafoods Corporation

In Witness Whereof, I have hereunto set my hand and have caused to be affixed the corporate seal of said American Seafoods Corporation this                      day of     , 2004.

Amended and Restated By-Laws

American Seafoods Corporation

AMERICAN SEAFOODS CORPORATION

AMENDED AND RESTATED BY-LAWS

As Adopted on             , 2004

Amended and Restated By-Laws

American Seafoods Corporation

i

Amended and Restated By-Laws

American Seafoods Corporation

Table of Contents

(continued)

ii

Amended and Restated By-Laws

American Seafoods Corporation

Table of Contents

(continued)

iii

Amended and Restated By-Laws

American Seafoods Corporation